UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                           Amwest Imaging Incorporated
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                           Amwest Imaging Incorporated
                             815 John St. Suite 150
                              Evansville, IN 47713

                                  July 25, 2012

Dear Stockholder:

This Information Statement is being furnished to the stockholders of Amwest Imaging Incorporated (the "Company") in connection with a proposed amendment to the Articles of Incorporation to increase the Company's authorized shares of common stock to one billion two hundred million (1,200,000,000) shares.

Although the approval of the Company's stockholders is required to effect the amendment to the Articles of Incorporation, the amendment has been consented to in writing with the approval of the holders of more than 51 percent of our outstanding common stock. Accordingly, it is not necessary for the Company to call a special meeting of stockholders to consider the proposed amendment and your approval is not required and is not being sought.

We proposed the amendment in order to provide the Company with the ability to provide us with the ability to issue common stock in connection with any future financing activities or corporate mergers and acquisitions using the Company's common stock.

We currently have 532,560,000 shares of common stock outstanding.

The Information Statement supplied with this letter provides further information about the Company and the increase in the authorized and unissued shares of stock.

Please carefully read the document in its entirety. You may also obtain other information about the Company from publicly available documents that have been filed with the Securities and Exchange Commission.

                                Very truly yours,

                                Amwest Imaging Incorporated


                                /s/ Jason Gerteison
                                ----------------------------------
                                Jason Gerteison
                                President

                           Amwest Imaging Incorporated
                             815 John St. Suite 150
                              Evansville, IN 47713

                              INFORMATION STATEMENT

          Pursuant To Section 14(c) of Securities Exchange Act Of 1934

                    Approximate Date of Mailing: July 27 2012

                         NOTICE OF ACTION TO BE TAKEN BY
                     WRITTEN CONSENT OF STOCKHOLDERS IN LIEU
                 OF A SPECIAL MEETING AND INFORMATION STATEMENT

This Information Statement is being mailed to stockholders of Amwest Imaging Incorporated, a Nevada corporation (the "Company," "we," "us" or "our"), in connection with the approval by the holders of a majority of the Company's outstanding common stock of resolutions approving an amendment to the Articles of Incorporation to provide an increase in the Company's authorized shares of common stock to one billion two hundred million (1,200,000,000) shares. However, stockholders holding an aggregate of more than 51 percent of our outstanding common stock have already consented in writing to the resolutions authorizing the Company to have the amendment. Accordingly, pursuant to our bylaws and the Nevada Revised Statutes, the Company will not call a special meeting of stockholders to consider the proposed amendment. This Notice of Action to be Taken by Stockholders in Lieu of a Special Meeting and Information Statement is furnished to you solely for the purpose of informing stockholders of this corporate action before it takes effect, in the manner required under the Securities Exchange Act of 1934, as amended.

The written consents that we have received to amend our Articles of Incorporation authorized this action at any time after 20 days from the date of this Information Statement.

This Information Statement was first sent or provided to holders (other than the stockholders who have already provided their written consent as set forth above) of our outstanding common stock on or about July 27, 2012. Other than our common stock, we have no other shares of any other class of our capital stock outstanding.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is being mailed to stockholders of Amwest Imaging Incorporated, a Nevada corporation, in connection with the approval by the holders of a majority of the Company's outstanding common stock of resolutions approving an amendment to the Articles of Incorporation to provide an increase in the Company's authorized shares of common stock to one billion two hundred million (1,200,000,000) shares. However, stockholders holding an aggregate of more than 51 percent of our outstanding common stock have already consented in writing to resolutions authorizing the Company to amend the Articles of Incorporation.

The Company has taken all action required under Nevada law to approve the amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, your board of directors directed that notice be sent to all non-participating stockholders notifying them of the action taken not more than 30 days after the effective date of the consent and the Securities Exchange Act of 1934, as amended, will not permit such filing until the expiration of 20 calendar days from the date hereof. The Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State will not become effective until the Effective Date, after the expiration of the 20 calendar day period.

                    OUTSTANDING SECURITIES, VOTING RIGHTS AND
                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

As of July 25, 2012, the Company had 532,560,000 issued and outstanding shares of common stock and no issued and outstanding shares of preferred stock. Each holder of a share of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

In order to increase the number of shares of common stock that are available in the future to be issued and outstanding, our board of directors has unanimously adopted a resolution seeking stockholder approval authorizing the board of directors to amend our Articles of Incorporation to effect an increase in the number of shares of our common stock.

In order to eliminate the costs and management time involved in holding a special meeting and in order to affect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

By written consent dated July 25, 2012, the stockholders owning a majority of the outstanding shares of common stock entitled to vote have approved the adoption and implementation of the amendment. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions.

Accordingly, other stockholders will not be asked to take further action on the amendment at any future meeting and the board of directors does not intend to solicit any proxies or consents. The elimination of the need for a special

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
meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. This section provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.
The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

                                  THE AMENDMENT

The board has approved and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to one billion two hundred million (1,200,000,0000) shares.

The proposed language of the Certificate of Amendment to Articles of Incorporation - Article Fourth - is substantially as follows:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 1,200,000,000 (one billion two hundred million) shares of Common Stock having a $0.001 par value, and 5,000,000 (five million) shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock of the Company may be issued for consideration as may be fixed from time to time by the board of directors. The board of directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, delegations, preferences and rights or qualifications, limitations, or restrictions thereof as shall be stated in the resolution or resolutions.

A copy of the Certificate of Amendment to Articles of Incorporation effecting the change in authorized shares of common stock in substantially the form to be filed with the Secretary of State of Nevada is attached to this Information Statement as Exhibit "A."

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed amendment at any time prior to the filing of the amendment upon consent of the board and the holders of a majority of the existing stock entitled to vote on matters submitted to the stockholders.

                       PURPOSE AND EFFECT OF THE AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

The increase of authorized common stock will provide the Company with the ability to issue capital stock in connection with any future financing activities or corporate mergers and acquisitions using the Company's capital stock.

When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights

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
and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of common stock when such shares are issued.

Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening an annual meeting of shareholders for the purpose of approving an increase in the Company's capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which such shares are issued, reduce shareholders' equity per share and may reduce the percentage ownership of common stock by existing shareholders. It is not the present intention of the board of directors to seek shareholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation.

The increase in the authorized number of shares of the Company's common stock under the amendment could be used by its board of directors to make more difficult, and thereby discourage, delay or prevent, an attempt to acquire control of the Company. For example, the shares could be privately placed with purchasers who might support the Company's board of directors in opposing a hostile takeover bid. The issuance of the new shares also could be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's articles of incorporation or bylaws. To the extent that it impedes any such attempts, the issuance of shares following the adoption of the amendment may serve to perpetuate existing management. While the amendment may have potential antitakeover effects, it is not prompted by any specific effort or takeover threat currently perceived by the Company's board of directors or management. Although under Nevada law our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of its shareholders, its board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of its shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

The common stock and the preferred stock, or either, of the Company may be issued from time to time without prior approval by the stockholders. The common stock and the preferred stock, or either, may be issued for such consideration as may be fixed from time to time by the board of directors. The board of directors may issue such shares of common stock and preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Following the effective time of the increase in the authorized and unissued shares of common stock, we may attempt to raise additional capital through private placements of our equity securities. Nevertheless, the terms of any such financing transactions are still undetermined and there can be no assurance that we will conclude any such financing. To date, we have not engaged in any definitive negotiations with potential investors regarding any private placement of our equity securities. The proceeds from any such financing will be used primarily to provide us with working capital. If we are able to successfully negotiate a private placement of equity or equity-related securities, the

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
private placement would likely involve the issuance, or potential issuance in the case of convertible securities, of at least 50 million shares of our common stock. Accordingly, any such private placement will generally have the effect of diluting the interests of existing stockholders.

Holders of more than 51 percent of our outstanding common stock have consented in writing to the proposed increase in the authorized and unissued shares of common stock. The resolution consented to by these stockholders authorizes us to effect the increase at any time after 20 days from the date of this Information Statement. Accordingly, after that time, we will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada (as described below) which will effect in increase in a number of authorized shares of common stock. We will not change the par value of our shares of common stock or make any changes in our shares of preferred stock currently authorized.

AUTHORIZED SHARES

Upon the effectiveness of the amendment of the Articles of Incorporation, the number of authorized shares of common stock that are not issued or outstanding would increase. As of July 25, 2012, we had 600,000,000 shares of common stock authorized for issuance, and 532,560,000 shares of common stock issued and outstanding. We will have one billion two hundred million (1,200,000,000) shares then authorized. We will continue to have 10,000,000 authorized but unissued shares of preferred stock. All authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the shares of preferred stock if may have rights, preferences or privileges senior to those of our shares of common stock.

ACCOUNTING MATTERS

The amendment to the Articles of Incorporation will not affect the par value of our common stock, which is $.001 per share. As a result, as of the effective time of the amendment, there will be no change in our per share net income or loss and no change in our net book value of our common stock.

POTENTIAL ANTI-TAKEOVER EFFECT

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another company), the increase in the number of authorized shares of common stock is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the current amendment, we do not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company.

FILING

In order to obtain an increase in the authorized and unissued shares of common stock, we will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The amendment will become effective at the time specified in the Amendment, which is referred to herein as the "effective time." A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit "A"; however, that the text of the form of amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the board of directors deems necessary and advisable to effect the amendment, including the insertion of the effective time determined by the board of directors.

NO DISSENTERS' RIGHTS OR APPRAISAL RIGHTS

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenters' rights with respect to the increase in the authorized and unissued shares of common stock. We will not independently provide stockholders with any such right.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the our shares of common stock as of July 25, 2012, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and
(iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. The table shows each person known to us who owns beneficially more than five percent of the outstanding common stock of Amwest Imaging Incorporated based on 532,560,000 shares being outstanding as of July 15, 2012:

                                                                  Percentage
Name and Address or           Number of Shares        Class        of Class
-------------------           ----------------        -----        --------

Jason Gerteisen                 138,500,000           Common        26.06%
815 John St. Suite 150
Evansville, IN 47713

Eduardo Galleon                  51,000,000           Common          8.5%
556 MAIN ST
NEVIS
BWI

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
Patrick Kadlec                    1,000,000           Common             *
815 John St. Suite 150
Evansville, IN 47713

Executives and
Directors as a group
of two (2)                      139,500,000           Common        26.20%

----------
* less than 1%

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

                                  OTHER MATTERS

The board of directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet website maintained by the Securities and Exchange Commission at: http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED July 25. 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                         COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its board of directors. The Company will bear the costs of distributing this information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the board of directors of the Company determines that this is advisable.

                       By Order of the board of directors


                       /s/Jason Gerteisen
                       ----------------------------------------------------
                       Jason Gerteisen, Chairman of the board of directors, President and CEO

                                   EXHIBIT "A"

Ross Miller
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-4299
(775) 684-5708 Website: secretaryofstate.biz

-----------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
-----------------------------------

              Certificate of Amendment to Articles of Incorporation
                          For Nevada Profit Corporation

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Amwest Imaging Incorporated

2. The article have been amended as follows (provide article numbers, if available):

FOURTH.  Authorized Shares

The aggregate number of shares which the corporation shall have authority to issue shall consist of 1,200,000,000 (one billion two hundred million) shares of Common Stock having a $0.001 par value, and 5,000,000 (five million) shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock of the Company may be issued for consideration as may be fixed from time to time by the Board of directors. The board of directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, delegations, preferences and rights or qualifications, limitations, or restrictions thereof as shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority of those authorized.

4. Effective date of filing (optional):

5. Officer signature (required): /s/ Jason Gerteisen
                                 -------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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